Exhibit 99.1

Riot Blockchain receives initial order of Bitmain S17 Pro Antminers and commences deployment at Oklahoma City Mining Facility

Company enters 2020 experiencing hashrate improvement as Riot upgrades mining facility.

CASTLE ROCK, CO. / PRNewswire / January 8, 2020 / Riot Blockchain, Inc. (NASDAQ: RIOT) ("Riot” or the “Company"), announces receipt of approximately 3,000 S17 Pro Antminers from BitmainTech PTE. LTD. (“Bitmain”), arriving at Riot’s Oklahoma City mining facility in late December 2019. The Riot team has commenced deploying the new S17 Pro generation miners. This initial purchase was previously announced on December 4, 2019. The deployment of the new miners is advancing rapidly, and Riot has secured additional temporary labor to accelerate the upgrade process.

Riot anticipates receipt of the second order of 1,000 S17 Pro Antminers from Bitmain during January 2020, as previously announced by the Company on December 12, 2019. Assuming a late January 2020 receipt of the second Bitmain order of 1,000 S17 Pro Antminers, as scheduled, the full upgrade of its Oklahoma City mining facility to the new S17 Pro generation of miners could be completed over approximately the next four weeks.

Riot estimates the aggregate operating hashrate at the Oklahoma City mining facility, assuming full utilization of the facility’s current total 12 megawatt (“MW”) available electric supply and full deployment of the total 4,000 next generation miners, to be approximately 248 petahash per second. This would represent an estimated 240% increase over Riot’s present average mining hashrate. Riot anticipates that total deployment of the 4,000 S17 Pro new miners will represent approximately 90% of the Oklahoma City’s mining facility’s total current capacity.

Riot Blockchain, one of the few Nasdaq listed public cryptocurrency mining companies in the United States, announced in December 2019 the purchase of 4,000 next generation Bitmain S17 Pro Antminers for approximately USD $6.35 million from Bitmain. Over the coming weeks Riot will be evaluating possible next steps for its approximate 7,500 S9 miners, a majority of which are being taken off-line to make room for the new generation miners. The Company plans to provide further updates as it progresses.

About Riot Blockchain

Riot Blockchain is focused on building, operating, and supporting blockchain technologies. Its primary operations consist of cryptocurrency mining, targeted development of a cryptocurrency exchange, and the identification and support of innovations within the sector. For more information, visit http://www.RiotBlockchain.com/.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on April 2, 2019, as amended by Amendment No. 1 on Form 10-K/A on April 23, 2019, as well as those risk factors disclosed in any periodic reports we file with the SEC. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us.

Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors," copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

CONTACT:

Media Contact:

PR@RiotBlockchain.com

Investor Contact:

IR@RiotBlockchain.com

SOURCE: Riot Blockchain, Inc.